Exhibit 10.1

BAKKT HOLDINGS, INC.

STOCK OPTION AWARD AGREEMENT

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the Bakkt Holdings, Inc. 2021 Omnibus Employee Incentive Plan (the “Plan”) will have the same meanings in this Stock Option Award Agreement which includes the Notice of Stock Option Grant (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, and all other exhibits, appendices, and addenda attached hereto (the “Award Agreement”). This Award Agreement and the Options granted hereunder are subject to approval of the Options by the shareholders of the Company, and if such shareholder approval is not obtained, this Award Agreement and the Options granted hereunder shall be null and void.

Grantee Name:	[•]

The undersigned Grantee has been granted an Award of stock options (“Options”) to purchase, on or prior to the earlier of the Expiration Date and the Forfeiture Date specified below, all or part of the number of shares of Common Stock, par value $0.0001 per share, of the Company specified below at the Option Exercise Price per share specified below, subject to the terms and conditions of this Award Agreement, as follows:

Total Number of Options:[1]
Number of Mandatory Exercise Options:
Number of Optional Exercise Options:
Option Exercise Price per Share:[2]
Date of Grant:

Exercise Schedule:

1/8 of each of the Mandatory Exercise Options and the Optional Exercise Options, rounded down to the nearest whole number of options (with the remaining options comprising the final Quarterly Tranche) shall become exercisable each quarter (each, a “Quarterly Tranche”) as follows:

•

Mandatory Exercise Options: [20%][10%] of each Quarterly Tranche (i.e., the portion representing the Mandatory Exercise Option) shall be exercisable over a two day period commencing on the first trading day after the applicable quarterly blackout period ends in

[1]

Note to Draft: For Akshay Naheta and Phillip Lord, 20% of the Options will be Mandatory Exercise Options and 80% of the Options will be Optional Exercise Options. For all other Grantees, 10% of the Options will be Mandatory Exercise Options and 90% of the Options will be Optional Exercise Options.

[2]

Note to Draft: Exercise price to equal to the share price in Project Broadway, which reflects a third-party negotiated FMV, or to the extent required to comply with Section 409A of the Internal Revenue Code, FMV on the date of grant.

accordance with the Company’s Insider Trading Policy, as in place and updated from time to time, beginning with the first such quarterly trading window following the date on which the Company’s shareholders approve the Options (each, a “Mandatory Exercise Period”), subject to compliance with insider trading laws and Company policies (that may be in place or as may be updated from time to time); provided, that if the Mandatory Exercise Period for a Quarterly Tranche occurs during a blackout period that is otherwise in effect in respect of the Company’s Common Stock or Grantee is otherwise restricted from trading in the Company’s Common Stock in compliance with Company policies and applicable law, then such Mandatory Exercise Period shall instead be the next quarterly Mandatory Exercise Period.

•

Optional Exercise Options: The Optional Exercise Options may be exercised only on or after the exercise of the corresponding Mandatory Exercise Options for the applicable quarter. If Grantee exercises the Mandatory Exercise Option portion of the Quarterly Tranche, the Optional Exercise Option portion of the Quarterly Tranche shall remain exercisable, at Grantee’s discretion, for a period of one year following the date on which the corresponding Mandatory Exercise Option was exercised, subject to “Forfeiture” below and compliance with insider trading laws and Company policies (that may be in place or as may be updated from time to time) (the last day of such one-year period is the “Expiration Date”).

•

Termination Treatment; Forfeiture: Unless specifically provided otherwise in this Award Agreement, and notwithstanding anything provided in any employment agreement or other written agreement between Grantee and the Company or any of its Subsidiaries, (i) if Grantee ceases to be Employed due to a termination for Cause, any Options awarded under this Award Agreement (whether exercisable as of the date of Grantee’s termination of Employment or service or not) will be forfeited automatically, (ii) if Grantee ceases to be Employed due to a voluntary termination or resignation by Grantee without Good Reason, (A) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has not yet occurred and which are not yet exercisable will be forfeited automatically and (B) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has occurred and which are exercisable as of the date of Grantee’s termination of Employment or service will remain exercisable for a period of 90 days following the date of Grantee’s termination of Employment or services, (iii) if Grantee ceases to be Employed due to a termination of Employment or services by the Company without Cause, by Grantee for Good Reason, or due to Grantee’s death or disability (as determined by the Committee in its sole discretion), (A) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has not yet occurred and which are not yet exercisable will be forfeited automatically and (B) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has occurred and which are exercisable as of the date of Grantee’s termination of Employment or service will remain exercisable for a period of 12 months following the date of Grantee’s termination of Employment or services, and (iv) if Grantee does not exercise the Mandatory Exercise Option portion of any Quarterly Tranche during the Mandatory Exercise Period, all remaining Options (in respect of the current Quarterly Tranche and any subsequent Quarterly Tranche) will be forfeited automatically (the date of forfeiture pursuant to (i) – (iv), the “Forfeiture Date”).

Notwithstanding the foregoing, any portion of the Options, including the Mandatory Exercise Options and/or the Optional Exercise Options subject to any Quarterly Tranche, may be exercised prior to the applicable quarter in which the Quarterly Tranche would otherwise become exercisable in accordance with the schedule above (“Early Exercise”); provided, that such Early Exercise may not occur prior to the first Mandatory Exercise Period; provided, further, that with respect to any shares of Common Stock so acquired by Grantee on exercise of Optional Exercise Options, from the applicable Early Exercise date until the date on which such Optional Exercise Options would otherwise have become exercisable pursuant to the Quarterly Tranche schedule described above (the “Lock-Up Period”), Grantee shall not (i) lend; offer; pledge; sell; hypothecate; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, the shares of Common Stock so acquired by Grantee or any securities convertible into or exercisable or exchangeable (directly or indirectly) for such shares of Common Stock and/or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock so acquired by Grantee, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash, or otherwise. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of the Lock-Up Period. Unless specifically provided otherwise in this Award Agreement, and notwithstanding anything provided in any employment agreement or other written agreement between Grantee and the Company or any of its Subsidiaries, if Grantee ceases to be Employed for any reason or no reason, any Shares held by Grantee as a result of Early Exercise shall continue to be held by Grantee, subject to the foregoing restrictions, which shall continue to apply to such Shares until the end of the Lock-Up Period.

By Grantee’s signature and the signature of the representative of the Company below, Grantee and the Company agree that this Award of Options is governed by the terms and conditions of the Plan, except for Section 2.4 of the Plan (notwithstanding it is not granted under the Plan) and this Award Agreement, including the Terms and Conditions of the Stock Option Grant attached hereto as Exhibit A, and all other exhibits, appendices and addenda attached hereto, all of which are made a part of this document. Grantee acknowledges receipt of a copy of the Plan. Grantee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the Plan and this Award Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan or this Award Agreement. Grantee further agrees to notify the Company upon any change in Grantee’s residence address indicated below.

GRANTEE	BAKKT HOLDINGS, INC.

Signature	Signature

[•]

Print Name	Print Name

Title

Grantee Residence Address:

EXHIBIT A

BAKKT HOLDINGS, INC.

STOCK OPTION AWARD AGREEMENT

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1. Grant of Options. The Company hereby grants to the individual (“Grantee”) named in the Notice of Stock Option Grant of this Award Agreement (the “Notice of Grant”) an Award of Options, and subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by reference. Although this Award was granted outside the Plan, the Award will be governed in all respects as if issued under the Plan, except with respect to the provisions of Section 2.4 of the Plan, as currently in effect and as may be amended hereafter from time to time, which is incorporated herein by reference. Subject to Section 3.1 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. Each Option represents the right to purchase, on or prior to the Expiration Date specified in the Notice of Grant, all or part of the number of shares of Company Class A Common Stock (a “Share”) specified in the Notice of Grant at the Option Exercise Price per Share specified in the Notice of Grant on or following the date the Option becomes exercisable in accordance with the terms of this Award Agreement. Unless and until the Option has become exercisable in the manner set forth in Section 2 or 3, Grantee will have no right to exercise any such Option. Once exercisable, the Options shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions of this Award Agreement and of the Plan.

2. Exercise Schedule.

(a) Exercise. Options awarded by this Award Agreement will be exercisable in accordance with the Notice of Grant. Unless specifically provided otherwise in this Award Agreement or other written agreement authorized by the Committee between Grantee and the Company or any Subsidiary of the Company, as applicable, governing the terms of this Award, Options scheduled to become exercisable on a certain date or upon the occurrence of a certain condition will not become exercisable in accordance with any of the provisions of this Award Agreement, unless Grantee will have been continuously Employed from the Date of Grant until such date occurs.

(b) Treatment Upon Termination; Forfeiture.

(i) Forfeiture Upon Termination of Employment for Cause. Unless specifically provided otherwise in this Award Agreement or other written agreement authorized by the Committee between Grantee and the Company or any of its Subsidiaries, as applicable, governing the terms of this Award, if Grantee ceases to be Employed for any or no reason (including any termination or resignation by Grantee), any Options awarded under this Award Agreement will thereupon be forfeited at no cost to the Company and Grantee will have no further rights thereunder.

(ii) Forfeiture Upon Failure to Mandatory Exercise. If Grantee does not exercise the Mandatory Exercise Option portion of any Quarterly Tranche during the Mandatory Exercise Period, all remaining Options (in respect of the current Quarterly Tranche and any subsequent Quarterly Tranche) shall be forfeited.

(iii) Termination of Employment by Executive without Good Reason. Unless specifically provided otherwise in this Award Agreement, if Grantee ceases to be Employed due to Grantee’s voluntary resignation of Employment, (A) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has not yet occurred and which are not yet exercisable will be forfeited automatically and (B) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has occurred and which are exercisable as of the date of Grantee’s termination of Employment or service will remain exercisable for a period of 90 days following the date of Grantee’s termination of Employment or services.

(iv) Termination of Employment without Cause or for Good Reason. Unless specifically provided otherwise in this Award Agreement, if Grantee ceases to be Employed due to a termination of Employment or services by the Company without Cause, by Grantee for Good Reason, or due to Grantee’s death or disability (as determined by the Committee in its sole discretion), (A) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has not yet occurred and which are not yet exercisable will be forfeited automatically and (B) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has occurred and which are exercisable as of the date of Grantee’s termination of Employment or service will remain exercisable for a period of 12 months following the date of Grantee’s termination of Employment or services.

3. Manner of Exercise.

(a) Grantee may exercise any exercisable Options in accordance with the Notice of Grant. Grantee may elect to give written notice to the Company of Grantee’s election to purchase all or any portion of any then-exercisable Options at the time of such notice. This notice shall specify the number of Shares to be purchased. Payment of the Exercise Price for the Option Shares shall be made by Grantee delivering to the Company a properly executed exercise notice or such other documents designated by the Company, or a third party designated by the Company, for exercise, and such payment of the Exercise Price shall be made by Grantee to the Company (i) in the case of any Exercise Price payable in respect of Mandatory Exercise Options, in cash or (ii) in the case of any Exercise Price payable in respect of Optional Exercise Options, (x) in cash or (y) by directing the Company to withhold such number of Shares otherwise issuable in connection with the exercise of the Optional Exercise Option having an aggregate fair market value equal to the Exercise Price. The delivery of Shares representing the Option Shares will be contingent upon the Company’s receipt from Grantee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Shares to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the Shares will be in compliance with applicable laws and regulations.

(b) Notwithstanding any other provision hereof or of the Plan, no portion of the Options shall be exercisable after any applicable Expiration Date or Forfeiture Date.

4. Death of Grantee. Any distribution or delivery to be made to Grantee under this Award Agreement, if Grantee is then deceased, will be made to Grantee’s designated beneficiary, or if no beneficiary survives Grantee, the administrator or executor of Grantee’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

5. Section 409A. It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from the requirements of Section 409A so that none of the Options provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2). In no event will the Company or any Subsidiary of the Company have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless Grantee (or any other person) for any taxes, penalties and interest that may be imposed, or other costs that may be incurred, as a result of Section 409A.

6. Tax Obligations.

(a) Responsibility for Taxes. Grantee acknowledges that, regardless of any action taken by the Company or, if different, Grantee’s employer or any parent or Subsidiary of the Company to which Grantee is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Options, including, without limitation, (i) all federal, state, and local taxes (including Grantee’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by any Service Recipient or other payment of tax-related items related to the Award Agreement and legally applicable to Grantee, (ii) Grantee’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Options or sale of Shares, and (iii) any other Service Recipient taxes the responsibility for which Grantee has, or has agreed to bear, with respect to the Options (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Grantee’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Grantee further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Options, including, but not limited to, the grant, vesting or exercise of the Options, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the Options to reduce or eliminate Grantee’s liability for Tax Obligations or achieve any particular tax result. Further, if Grantee is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Grantee acknowledges that the applicable Service Recipient(s) (or former employer, as applicable) may be required to withhold or account for Withholding Obligations (as defined below) in more than one jurisdiction.

(b) Tax Withholding. Pursuant to such procedures as the Committee may specify from time to time, the applicable Service Recipient(s) will withhold the amount required to be withheld for the payment of Tax Obligations (the “Withholding Obligations”). The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Grantee to satisfy such Withholding Obligations, in whole or in part (without limitation), if permissible by applicable local law, by: (i) paying cash in U.S. dollars, (ii) withholding the amount of such Withholding Obligations from Grantee’s wages or other cash compensation paid to Grantee by the applicable Service Recipient(s), or (iii) such other means as the Committee deems appropriate.

(c) Tax Consequences. Grantee has reviewed with his or her own tax advisers the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Grantee relies solely on such advisers and not on any statements or representations of the Company or any of its agents, written or oral. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

(d) Company’s Obligation to Deliver Shares. For clarification purposes, in no event will the Company issue Grantee any Shares unless and until arrangements satisfactory to the Committee have been made for the payment of Grantee’s Withholding Obligations. If Grantee fails to make satisfactory arrangements for the payment of such Withholding Obligations hereunder at the time any applicable Options otherwise are scheduled to be exercised pursuant to Section 2 and the Notice of Grant or Grantee’s Withholding Obligations otherwise become due, Grantee permanently will forfeit such Options to which Grantee’s Withholding Obligation relates and any right to receive Shares thereunder and such Options will be returned to the Company at no cost to the Company. Grantee acknowledges and agrees that the Company may permanently refuse to issue or deliver the Shares if such Withholding Obligations are not delivered at the time they are due.

7. Rights as Stockholder. Neither Grantee nor any person claiming under or through Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Grantee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8. No Guarantee of Continued Service. Grantee acknowledges and agrees that the exercisability of Options pursuant to the exercise schedule hereof is earned only by continuing Employment through the applicable exercise dates, which unless provided otherwise under applicable law, is at the will of the Company and not through the act of being hired, being granted this Option award, or acquiring Shares hereunder. Grantee further acknowledges and agrees that this Award Agreement, the transactions contemplated hereunder, and the exercise schedule set forth herein do not constitute an express or implied promise of continued engagement as a service provider for any period, or at all, and shall not interfere in any way with Grantee’s right or the right of any Service Recipient to terminate Grantee’s Employment, subject to applicable law, which termination, unless provided otherwise under applicable law or written agreement between Grantee and the Service Recipient, may be at any time, with or without cause.

9. Grant is Not Transferable. Except to the limited extent provided in Section 4, this Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

10. Nature of Grant. In accepting this Award of Options, Grantee acknowledges, understands and agrees that:

(a) the grant of the Options is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted in the past;

(b) all decisions with respect to future Options or other grants, if any, will be at the sole discretion of the Administrator;

(c) Grantee is voluntarily accepting this Award Agreement;

(d) the Options and the Shares subject to the Options are not intended to replace any pension rights or compensation;

(e) the Options and the Shares subject to the Options, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f) the future value of the Shares underlying the Options is unknown, indeterminable, and cannot be predicted with certainty;

(g) for purposes of the Options, Grantee’s Employment status will be considered terminated as of the date Grantee is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Grantee is Employed or the terms of Grantee’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Committee, Grantee’s right to exercise the Options, if any, will terminate as of such date and will not be extended by any notice period (e.g., Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Grantee is Employed or the terms of Grantee’s employment or service agreement, if any, unless Grantee is providing bona fide services during such time); the Committee shall have the exclusive discretion to determine when Grantee is no longer actively providing services for purposes of this Award of Options (including whether Grantee may still be considered to be providing services while on a leave of absence and consistent with local law);

(h) unless otherwise provided in the Plan or by the Committee in its discretion, the Options and the benefits evidenced by this Award Agreement do not create any entitlement to have the Options or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(i) the following provisions apply only if Grantee is providing services outside the United States:

(i) the Options and the Shares subject to the Options are not part of normal or expected compensation or salary for any purpose;

(ii) Grantee acknowledges and agrees that no Service Recipient shall be liable for any foreign exchange rate fluctuation between Grantee’s local currency and the United States Dollar that may affect the value of the Options or the subsequent sale of any Shares acquired upon exercise; and

(iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the Options resulting from the termination of Grantee’s Employment (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Grantee is Employed or the terms of Grantee’s employment or service agreement, if any), and in consideration of the grant of the Options to which Grantee is otherwise not entitled, Grantee irrevocably agrees never to institute any claim against any Service Recipient, waives his or her ability, if any, to bring any such claim, and releases each Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by accepting this Award Agreement, Grantee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Grantee’s acquisition or sale of the Shares underlying the Options. Grantee is hereby advised to consult with his own personal tax, legal and financial advisers regarding this Award Agreement before taking any action related to the Award.

12. Data Privacy. Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Grantee’s personal data as described in this Award Agreement and any other Option grant materials by and among, as applicable, the Service Recipients for the exclusive purpose of implementing, administering and managing Grantee’s acceptance of this Award Agreement.

Grantee understands that the Company and the Service Recipient may hold certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Award Agreement.

Grantee understands that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, assisting the Company with the implementation, administration and management of the Award Agreement. Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Grantee’s country. Grantee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Grantee authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Award Agreement to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Award Agreement. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Award Agreement. Grantee understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If Grantee does not consent, or if Grantee later seeks to revoke his or her consent, his or her Employment status and career with the Service Recipient will not be adversely affected. The only adverse consequence of refusing or withdrawing Grantee’s consent is that the Company would not be able to grant Grantee Options or other equity awards or administer or maintain such awards. Therefore, Grantee understands that refusing or withdrawing his or her consent may affect Grantee’s ability to benefit from this Award Agreement. For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that he or she may contact his or her local human resources representative.

13. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Bakkt Holdings, Inc., 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009, or at such other address as the Company may hereafter designate in writing.

14. Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, successors and assigns. The rights and obligations of Grantee under this Award Agreement may be assigned only with the prior written consent of the Company.

15. Additional Conditions to Issuance of Stock. This Award Agreement and the Options granted hereunder are subject to approval of the Options by the shareholders of the Company, and if such shareholder approval is not obtained, this Award Agreement and the Options granted hereunder shall be null and void. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the U.S. Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Grantee (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Award Agreement and the Plan, the Company will not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of the Options as the Committee may establish from time to time for reasons of administrative convenience.

16. Language. If Grantee has received this Award Agreement or any other document related to the Award translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17. Interpretation. The Committee will have the power to interpret this Award Agreement and to adopt such rules for the administration, interpretation and application of the Award Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Options have become exercisable). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Grantee, the Company and all other interested persons. Neither the Committee nor any person acting on behalf of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to this Award Agreement.

18. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Options awarded under this Award Agreement by electronic means or require Grantee to participate in the Award Agreement by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Award Agreement through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

20. Country Addendum. Notwithstanding any provisions in this Award Agreement, the Option grant shall be subject to any special terms and conditions set forth in an appendix (if any) to this Award Agreement for any country whose laws are applicable to Grantee and this Award of Options (as determined by the Committee in its sole discretion) (the “Country

Addendum”). Moreover, if Grantee relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this Award Agreement.

21. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Grantee expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Grantee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Options.

22. No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

23. Governing Law; Severability. This Award Agreement and the Options are governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect.

24. Entire Agreement. The terms and conditions of the Plan are incorporated herein by reference (notwithstanding the Award Agreement is not granted under the Plan). The terms and conditions of the Plan and this Award Agreement (including the exhibits, appendices, and addenda attached to the Notice of Grant) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to Grantee’s interest except by means of a writing signed by the Company and Grantee.

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BAKKT HOLDINGS, INC.

STOCK OPTION AWARD AGREEMENT

COUNTRY ADDENDUM

TERMS AND CONDITIONS

This Country Addendum includes additional terms and conditions that govern the Award of Options granted to Grantee under the Plan if Grantee works or resides outside the U.S.. If Grantee is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which he or she is currently working or if Grantee relocates to another country after receiving the Award of Options, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Grantee.

Certain capitalized terms used but not defined in this Country Addendum shall have the meanings set forth in the Plan, and/or the Award Agreement to which this Country Addendum is attached.

NOTIFICATIONS

This Country Addendum also includes notifications relating to exchange control and other issues of which Grantee should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries listed in this Country Addendum, as of March 2025 (except as otherwise noted below). Such laws are often complex and change frequently. As a result, the Company strongly recommends that Grantee not rely on the notifications herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be outdated when Grantee exercises the Options and acquires Shares, or when Grantee subsequently sells Shares acquired under the Plan.

In addition, the notifications are general in nature and may not apply to Grantee’s particular situation, and the Company is not in a position to assure Grantee of any particular result. Accordingly, Grantee is advised to seek appropriate professional advice as to how the relevant laws in Grantee’s country may apply to Grantee’s situation.

Finally, if Grantee is a citizen or resident of a country other than the one in which Grantee is currently working (or is considered as such for local law purposes) or if Grantee moves to another country after receiving the Award of Options, the information contained herein may not be applicable to Grantee.

I.	GLOBAL PROVISIONS APPLICABLE TO GRANTEES IN ALL COUNTRIES OTHER THAN THE UNITED STATES

1. Foreign Exchange Considerations. Grantee understands and agrees that neither the Company, the Employer nor any Parent, Subsidiary, or other Service Recipient shall be liable for any foreign exchange rate fluctuation between Grantee’s local currency and the U.S. dollar that may affect the value of the Options granted to Grantee, or of any amounts due to Grantee in connection with the Options or as a result of the subsequent sale of any Shares acquired upon exercise of the Options. Grantee agrees and acknowledges that Grantee will bear any and all risk associated with the exchange or fluctuation of currency associated with Grantee’s participation in the Plan. Grantee acknowledges and agrees that Grantee may be responsible for reporting inbound transactions or fund transfers that exceed a certain amount. Grantee is advised to seek appropriate professional advice as to how the applicable exchange control regulations apply to the Options and Grantee’s specific situation and understands that the relevant laws and regulations can change frequently and occasionally on a retroactive basis.

2. Additional Acknowledgements. This section supplements Section 11(i) of Exhibit A of this Award Agreement: By accepting the Options, Grantee acknowledges, understands and agrees that:

(a) the Options and the income and value of same, are an extraordinary item which is outside the scope of Grantee’s employment or service contract, if any; and

(b) in the event Grantee is not an employee of the Company or any Parent, Subsidiary, Grantee understands and agrees that neither the offer to participate in the Plan, nor Grantee’s participation in the Plan, will be interpreted to form an employment or service contract or relationship with the Company or any Parent, Subsidiary, and furthermore, nothing in the Plan, this Award Agreement nor Grantee’s participation in the Plan will be interpreted to form an employment or service contract with the Company or any Parent or Subsidiary.

3. Insider Trading Restrictions/Market Abuse Laws. Grantee acknowledges that, if and when the Shares are publicly listed on any stock exchange, depending on Grantee’s country, Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect Grantee’s ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of Shares or rights to the Shares, or rights linked to the value of Shares during such times as Grantee is considered to have “inside information” regarding the Company (as defined by the laws and/or regulations in applicable jurisdictions or Grantee’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by Grantee before possessing the inside information. Furthermore, Grantee may be prohibited from (i) disclosing inside information to any third party, including fellow employees and service providers (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Grantee acknowledges that it is Grantee’s responsibility to comply with any applicable restrictions, and Grantee are advised to speak to Grantee’s personal advisor on this matter.

4. Foreign Asset/Account Reporting Requirements. Grantee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect Grantee’s ability to hold Shares acquired under the Plan or cash received from participating in the Plan in a brokerage account outside Grantee’s country. Grantee may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to Grantee’s country through a designated bank or broker within a certain time after receipt. It is Grantee’s responsibility to be compliant with such regulations and Grantee should speak with Grantee’s personal advisor on this matter.

5. Tax Withholding Considerations. This provision supplements Section 7 of this Award Agreement: Tax Obligations shall include any or all income tax, social security, social insurances, national insurance contributions, social insurance contributions, payroll tax, fringe benefit, or other tax-related items related to Grantee’s participation in the Plan and legally applicable to Grantee including, without limitation, in connection with the grant of the Options, the acquisition or sale of Shares acquired under the Options and/or the receipt of any dividends on such Shares.

II.	COUNTRY SPECIFIC PROVISIONS APPLICABLE TO GRANTEES IN THE IDENTIFIED COUNTRIES

United Arab Emirates

Securities Notification. The Options are being offered only to select Employees and Consultants of the Company and its Subsidiaries or Parents or the Employer. Any documents related to the Options, including the Plan, the Award Agreement, Notice of Grant, and any other grant documents (“Grant Documents”), are intended for distribution only to such Grantees and must not be delivered to, or relied on by, any other person. The information contained in these Grant Documents does not constitute an offer of securities registered under the laws of the United Arab Emirates (“UAE”) relating to funds, investments or otherwise. These Grant Documents (a) do not constitute a public offer, or an advertisement or solicitation to the general public; and (b) are intended only for the original recipients hereof to whom these documents are personally provided and may not be reproduced or used for any other purpose. The Plan is not offered or intended to be sold directly or indirectly to the public in the UAE.

The UAE securities or financial/economic authorities have no responsibility for reviewing or verifying any Grant Documents and have not approved the Grant Documents nor taken steps to verify the information set out in them, and thus, are not responsible for their content.

Grantee is aware that Grantee should, as a prospective stockholder, conduct his or her own due diligence on the securities. Grantee acknowledges that if he or she does not understand the contents of the Grant Documents, Grantee should consult an authorized financial advisor.